UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2005

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THE MADONNA CORPORATION

(Name of Small Business issuer in its charter)

                   COLORADO

                    000-32445               98-0219157

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

7816 Calla Donna Place, Calgary, AB T2V 2R1

(Address of principal executive offices)

(403) 818-6440

(Registrant’s telephone number)

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Item 4.01  Changes in Registrant’s Certifying Accountant

On November 30, 2005 the registrant’s independent auditors, Amisano Hanson, Chartered Accountants were dismissed.  Amisano Hansen’s report on the financials statements for either of the past two years contained no adverse opinion or disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles, with exception that their reports for the past two years contained an opinion that the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.

The decision to dismiss our former independent accountants was approved by the registrants Board of Directors.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused it to make reference to the subject matter in connection with its report(s).

A copy of the letter from Amisano Hanson is attached to this report as Exhibit 16:1

MacKay, LLP Chartered Accountants has been appointed the registrant’s new independent auditor as of December 1, 2005.

The registrant has not consulted with MacKay, LLP on any accounting matters prior to its engagement.

We hereby acknowledge that:

•

the company is responsible for the adequacy and accuracy of the disclosure in the filing;

•

staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

•

the company may not assert staff comments as a defense in any proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADONNA CORPORATION

/S/ Lance Larsen

     Lance Larsen, Secretary/Treasurer and Chief Accounting Officer

Date   January 27 , 2006

EXHIBIT 16:1

INDEPENDENT AUDITOR’S LETTER